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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-136088) pertaining to the 2006 Equity Incentive Plan,

  (2)
  Registration Statement (Form S-3 No. 333-164619) of Synchronoss Technologies, Inc.,

  (3)
  Registration Statement (Form S-8 No. 333-167000) pertaining to the 2006 Equity Incentive Plan,

  (4)
  Registration Statement (Form S-8 No. 333-168745) pertaining to the 2010 New Hire Equity Incentive Plan, and

  (5)
  Registration Statement (Form S-8 No. 333-179544) pertaining to the Employee Stock Purchase Plan;

of our reports dated February 21, 2013, with respect to the consolidated financial statements and schedule of Synchronoss Technologies, Inc. and the effectiveness of internal control over financial reporting of Synchronoss Technologies, Inc. included in this Annual Report (Form 10-K) of Synchronoss Technologies, Inc. for the year ended December 31, 2012.

/s/ Ernst & Young LLP
MetroPark, New Jersey
February 21, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm